Exhibit 5.1

Wintergreen Acquisition Corp.

Room 8326, Block B, Hongxiang Cultural and Creative Industrial Park,

90 Jiukeshu West Road,

Tongzhou District, Beijing

People’s Republic of China

April 28, 2025

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special United States counsel to Wintergreen Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 to which this opinion is filed as an exhibit (as amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale by the Company of 5,000,000 units of the Company, including up to 750,000 units which may be purchased from the Company upon the exercise of the underwriter’s over-allotment option (collectively, the “Units”), with each Unit consisting of one ordinary share, par value $0.0001 per share (the “Ordinary Shares”), of the Company and one right (each, a “Right”), each Right entitling the holder thereof to receive one-eighth (1/8) of one Ordinary Share upon consummation of the Company’s initial business combination.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and D. Boral Capital LLC, as representative of the underwriters (the “Underwriter”), relating to the sale by the Company of the Units, filed as Exhibit 1.1 to the Registration Statement;

(c)	the form of Unit Certificate, filed as Exhibit 4.1 to the Registration Statement;

(d)	the form of Rights Agreement (the “Rights Agreement”) proposed to be entered into by and between the Company and Transhare Corporation, as rights agent (the “Rights Agent”), filed as Exhibit 4.3 to the Registration Statement;

(e)	the form of Rights Certificate, filed as Exhibit 4.4 to the Registration Statement;

For purposes of this letter, we have examined such other documents, records, certificates, resolutions, and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion herein concerning any law other than the law of the State of New York.

Based upon the foregoing and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that:

1.	When the Units are issued and delivered by the Company pursuant to the terms of the Underwriting Agreement against payment of the agreed-upon consideration therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.	When the Rights included in the Units are issued and delivered by the Company pursuant to the terms of the Underwriting Agreement against payment of the agreed-upon consideration therefor, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

In rendering the foregoing opinions, we have assumed that:

(a)	the Company (i) has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, (ii) has requisite legal status and legal capacity under the laws of the Cayman Islands, and (iii) has complied and will comply with all aspects of the laws of the Cayman Islands in connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement, the Rights Agreement, the Units, and the Rights;

(b)	the Company has the corporate power and authority under the laws of the Cayman Islands to execute, deliver, and perform all its obligations under the Underwriting Agreement, the Rights Agreement, the Units, and the Rights;

(c)	the Underwriting Agreement and the Rights Agreement have been or will be duly authorized, executed, and delivered by the Company and all other parties thereto (other than the Company, solely as relates to the laws of the State of New York);

(d)	neither the execution and delivery by the Company of the Underwriting Agreement or the Rights Agreement, nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units and the Rights: (i) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument, or other agreement to which the Company or its property is subject (assuming that no such violation or default arises under the laws of the State of New York), (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject (assuming that no such contravention arises under the laws of the State of New York), or (iv) violates or will violate any law, rule, or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(e)	neither the execution and delivery by the Company of the Underwriting Agreement or the Rights Agreement, nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units and the Rights, requires or will require the consent, approval, licensing, or authorization of, or any filing, recording, or registration with, any governmental authority under any law, rule, or regulation of any jurisdiction (other than as required under the Act or applicable state securities laws, and assuming no such requirement arises under the laws of the State of New York).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, receivership, conservatorship, liquidation, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, and the possible unavailability of specific performance or injunctive relief, (iii) public policy considerations that may limit the rights of parties to obtain certain remedies, (iv) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, and (v) governmental authority to limit, delay, or prohibit the making of payments outside of the United States or in a foreign currency or currency unit. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering and sale of the Units.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted, or otherwise relied upon for any other purpose without our prior written consent.

Very truly yours,

/s/ Concord & Sage P.C.
Concord & Sage P.C.

Concord & Sage PC. Email: info@concordsage.com

1360 Valley Vista Dr, Suite 140, Diamond Bar CA 91765

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